Exhibit 16.1

December 21, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Grapefruit USA, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 21, 2022 and we agree with such statements concerning our firm.

Very truly yours,

L&L CPAs, PA